UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3361 Enterprise Way
Miramar,	Florida	33025
(Address of Principal Executive Offices)		(Zip Code)

(954) 430-6600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01	Results of Operations and Financial Condition

On February 26, 2025, VSE Corporation (the “Company”) issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2024. Additionally, the Company will make available related materials to be discussed during the Company’s webcast and conference call referred to in such press release. A copy of the press release is being furnished as Exhibits 99.1 to this Current Report on Form 8-K and are hereby incorporated by reference.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or the Securities Act of 1933, as amended if such subsequent filing specifically references this Current Report on Form 8-K.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2025, VSE Corporation (“VSE” or the “Company”) announced the appointment of Ben Thomas as its Chief Operating Officer, effective immediately. In this role, Mr. Thomas is responsible for overseeing the Company’s Aviation segment’s profit and loss units, including parts distribution, maintenance, repair, and overhaul (MRO), and OEM solutions for all current and newly acquired businesses. He is also responsible for enterprise-wide Information Technology functions.

Mr. Thomas, 41, previously served as President of VSE’s Aviation segment since October 2020. In that capacity, he led the strategic oversight and management of the MRO services and product distribution businesses, driving growth through sourcing, customer relationships, capital allocation, and acquisitions. Prior to joining VSE, Mr. Thomas spent a decade in leadership roles within the aerospace industry. From 2018 to 2020, he managed aftermarket growth strategies in the aerospace consumables market for Boeing Global Services, a leading provider of service solutions for commercial, defense, and space customers. Before that, from 2010 to 2018, he held various leadership positions at KLX Aerospace Solutions, a global distributor of fasteners, consumables, and related services for the commercial and defense sectors. Mr. Thomas holds a Master of Business Administration from Harvard Business School and a Bachelor of Science in Industrial and Systems Engineering from the University of Southern California.

In connection with his appointment as Chief Operating Officer, Mr. Thomas’ compensation was modified as follows: (1) base salary was increased to $550,000, (2) target annual incentive award was increased to 75% of his base salary and (3) target long-term incentive award (consisting of both time-based and performance-based RSUs) was increased to 145% of his base salary.

Mr. Thomas has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Thomas and any other person pursuant to which Mr. Thomas was appointed. Mr. Thomas does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Additionally, on February 25, 2024, Farinaz Tehrani, Chief Legal Officer and Corporate Secretary of the Company, notified the Company of her decision to resign from her position with the Company, effective March 28, 2025, to pursue other opportunities.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 26, 2025, entitled, "VSE Corporation Announces Fourth Quarter and Full Year 2024 Results"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	February 26, 2025	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary